Exhibit 10.21


                        SEPARATION AGREEMENT AND RELEASE
                        --------------------------------

     This Separation Agreement and Release ("Agreement") is entered into by and between Citizens Communications Company, a Delaware Corporation, and its affiliate Citizens Telecom Services Company, LLC ("Citizens" or "Company"), and John H. Casey, III ("Employee"). Employee enters into this Agreement on behalf of the Employee, the Employee's spouse, heirs, successors, assigns, executors, and representatives of any kind, if any.

     WHEREAS, the Employee is covered by an Employment Agreement with the Company dated February 15, 2005 ("Employment Agreement").

     WHEREAS,  the  Employee's   employment  with  the  Company  will  terminate
effective November 15, 2007 ("Separation Date").

     WHEREAS, the Company will provide the Employee with certain severance benefits described below in exchange for the release of any claims that the Employee may have against the Company, including any claims concerning the Employee's employment with the Company or the Employee's termination of employment, and the other promises contained in this Agreement.

     WHEREAS, the Employee accepts these severance benefits in return for the Employee signing a full release of any claims the Employee might have against the Company, including any claims concerning the Employee's employment, the termination of that employment, and any claims for any benefits pursuant to that employment, and in return for the other promises contained in this Agreement.

     WHEREAS, the Employee and the Company enter into this Agreement for the purpose of concluding and resolving all matters relating to the Employee's employment with the Company, the terms and conditions of that employment, and the termination of that employment.

     THEREFORE, the Company and the Employee agree as follows:

1. Termination of Employment. The Employee's employment with the Company will terminate effective upon the close of business on the Separation Date. The Employee shall have no right to re-employment with the Company after the Separation Date.

2. No Admission. Neither the Company's signing of this Agreement nor any actions taken by the Company toward compliance with the terms of this Agreement constitute an admission by the Company that it has acted improperly or unlawfully with regard to the Employee or that it has violated any federal, state, or local law.

3. Separation Benefits. Subject to the Employee's compliance with the terms of this Agreement (and provided that the Employee does not revoke this Agreement), the Company will provide the following separation benefits:


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     (a)  The Company will pay the Employee  severance pay in the amount of Four
          Hundred Fifteen Thousand Dollars ($415,000.00). Such severance pay shall be distributed to the Employee in a lump sum, less all applicable taxes and payroll deductions. Such payment will be made by the Company six (6) months and one (1) day after the later of the Separation Date and the Effective Date of this Agreement as provided in Section 15 below.

     (b) The Company will pay the Employee an additional Four Hundred Fifteen Thousand Dollars ($415,000.00) as the Employee's Target Bonus under the Employment Agreement. Such amount shall be paid to the Employee in a lump sum, less all applicable taxes and payroll deductions. Such payment will be made by the Company six (6) months and one (1) day after the later of the Separation Date and the Effective Date of this Agreement as provided in Section 15 below.

     (c) The Company will pay the Employee for eleven (11) days of unused and accrued PTO pursuant to the Company's PTO policy. Applicable taxes will be withheld. Such payment will be made by the Company within fourteen (14) days after the Separation Date.

     (d) The restrictions on the Eighty-One Thousand Six Hundred Sixty-Seven (81,667) restricted shares of Citizens Communications Company stock that the Employee has shall lapse on the later of the Separation Date and the Effective Date of this Agreement as provided in Section 15 below.

     (e) The Company will reimburse the Employee for all reasonable business expenses properly incurred by the Employee in accordance with the Company's policy on or prior to the Separation Date.

     (f) The Company will pay on the Employee's behalf the premiums or equivalent premiums (to the extent set forth below) for the Employee's coverage and for the Employee's family, if applicable, under the Company's group medical, dental, vision plans and group life insurance plan if the Employee elects to continue coverage under such plans through November 30, 2008. During the period of Company paid benefits, the Employee will remain responsible for the Employee's share of the cost of Company provided medical, dental, vision, and life insurance coverage at the same monthly amount paid by the Employee during the Employee's last full month of employment by the Company. This monthly contribution amount will be multiplied by Twelve (12) and the sum total of this amount will be withheld from the lump sum severance payment as a "payroll deduction." Beginning December 1, 2008, the Employee will be eligible to continue coverage under the Company's group medical, dental, and vision plans under COBRA provided the Employee pays the applicable premiums.


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4.   General Releases. The Employee releases and forever discharges the Company, its subsidiaries, affiliates, and divisions, and its past, present, and future employees, directors, officers, agents, shareholders, insurers, attorneys, executors, successors, assigns, and other representatives of any kind (referred to in this Agreement collectively as "Released Parties") from any and all claims, charges, demands, liabilities, or causes of action of any kind, known or unknown, arising through the date the Employee executes this Agreement, including, but not limited to, any claims, liabilities, or causes of action of any kind arising in connection with the Employee's employment or termination of employment with the Company. The
     Employee   also   releases  and  waives  any  claim  or  right  to  further
     compensation, benefits, damages, penalties, attorneys' fees, costs, or expenses of any kind from the Company or any of the other Released Parties, except that nothing in this release shall affect any rights the Employee may have under: (i) this Agreement; (ii) any funded retirement or 401(k) plan of the Company; or (iii) to COBRA health insurance benefits. Without limitation, the Employee waives any right or claim to reinstatement of the Employee's employment with the Company. The claims that the Employee is releasing include, but are not limited to: claims for wrongful discharge; constructive discharge; breach of contract; tortious interference with
     contract;  unlawful  terms  and  conditions  of  employment;   retaliation;
     defamation;   invasion  of  privacy;   claims  for   unlawful   conspiracy;
     discrimination, including any discrimination claim arising under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss.621 et seq.; Title VII of the Civil Rights Act of 1964, as amended, 29 U.S.C. ss.2000e et seq.; the Federal Rehabilitation Act of 1973, as amended, 29 U.S.C. ss.701 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. ss.12101 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. ss.2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. ss.201 et seq.; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss.301 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.2101 et seq.; the Connecticut Fair Employment Practices Act, as amended; any other federal, state, or local constitutional provision, statute, executive order, or ordinance relating to employment, or other civil rights violations; any claim under the CIP for any bonus for 2007 or any other year; any claim for additional severance, compensation or benefits under the Employment Agreement or otherwise; and any other claims whether based on contract or tort.

5. No Other Proceedings. The Employee represents that the Employee will not file or join in any action, charge, claim, complaint, lawsuit, or proceeding of any kind against the Company or any of the other Released Parties with respect to any claim that is released in this Agreement, including any matter arising out of or in connection with the Employee's employment with the Company or termination of employment. If the Employee breaks this promise and files or joins in any action, charge, claim, complaint, lawsuit, or proceeding based on any claim that the Employee has released, then the Employee will pay for all costs the Company or any of the other Released Parties incurs in defending against the Employee's claim, including reasonable attorneys' fees. Should any such complaint, charge, lawsuit, or other action have been filed by the Employee or on the Employee's behalf, the Employee agrees to withdraw, dismiss, or cause to be withdrawn or dismissed, with prejudice, any such complaint, charge, lawsuit, or other action that is pending in any federal, state, or local agency or court.


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6.   No Sale of Claim.  The Employee  represents that the Employee has not given or sold any portion of any claim discussed in this Agreement to anyone else.

7.   Intentionally Omitted.

8. Cooperation. The Employee agrees to reasonably cooperate with the Company and its financial and legal advisors when and as the Company requests in connection with any claims, investigations, or other legal or administrative proceedings involving the Company with respect to matters occurring while the Employee was employed by the Company. The Employee shall be reimbursed for reasonable out-of-pocket travel expenses incurred in connection with the Employee's cooperation pursuant hereto.

9. Effect of Breach. If the Employee breaches any of the Employee's promises or obligations contained in this Agreement, then the Company has the right to immediately stop making the payments described in Section 3. If the Company exercises its rights under this Section to stop making the payments described in Section 3, then the Employee will continue to be obligated to comply with all the Employee's promises and obligations contained in this Agreement. Additionally, if the Company exercises its rights under this Section to stop making the payments described in Section 3, then the Company will also have the right to pursue all additional rights it has against the Employee pursuant to this Agreement, including, but not limited to, all the rights described in Section 11, as well as any and all other legal rights it may have against the Employee for breaching any of the Employee's promises or obligations in this Agreement.

10. Arbitration. The parties agree that any disputes regarding any rights or obligations pursuant to this Agreement shall be resolved by final and binding arbitration pursuant to the Employment Rules of the American Arbitration Association, except that the Company may seek injunctive relief to enforce any confidentiality obligations in any court of competent jurisdiction. Any arbitration hearing must be conducted in Stamford, Connecticut and shall be a confidential and private proceeding.

11. Enforcement. If any arbitrator or court of competent jurisdiction determines that the Employee or the Company has violated any of his or its promises or obligations contained in this Agreement, then the other party shall be entitled to recover, in addition to its damages, all costs and expenses incurred in its enforcement efforts, including actual attorneys' fees, from the violating party. In addition, the parties acknowledge and agree that a breach by the other party of any of its or his promises or obligations contained in this Agreement shall cause the other party irreparable harm and that the other party shall be entitled to injunctive relief, in addition to damages, for any such breach.

12. Taxes. The Employee recognizes that the payments and benefits provided under this Agreement will result in taxable income to the Employee that the Company will report to appropriate taxing authorities. The Company shall have the right to deduct from any payment made under this Agreement any federal, state, local, or other income, employment, or other taxes it determines are required by law to be withheld with respect to such payments and benefits.

13. Consultation with Counsel. THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS BEEN ADVISED, IN THIS WRITING, TO CONSULT WITH AN ATTORNEY OF THE EMPLOYEE'S CHOICE PRIOR TO SIGNING THIS AGREEMENT AND THAT THE EMPLOYEE HAS SIGNED THIS AGREEMENT KNOWINGLY, VOLUNTARILY, AND FREELY, AND WITH SUCH COUNSEL (IF ANY) AS THE EMPLOYEE DEEMED APPROPRIATE. The Employee
     understands, however, that whether or not to consult with an attorney is the Employee's decision. The Employee agrees that the Company shall not be required to pay any of the Employee's attorneys' fees in this or any related matter or lawsuit, now or later, and that the amounts payable under
     Section 3 are in full and complete payment of all matters between the Employee and the Company, including, without limitation, attorneys' fees and costs.

14. Right to Revoke Agreement. THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS BEEN PROVIDED WITH A PERIOD OF TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER OR NOT TO ENTER INTO THIS AGREEMENT. FURTHER, THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS BEEN ADVISED OF THE EMPLOYEE'S RIGHT TO REVOKE THIS AGREEMENT DURING THE SEVEN (7)-DAY PERIOD FOLLOWING EXECUTION OF THIS AGREEMENT. TO REVOKE, THE EMPLOYEE MUST GIVE THE COMPANY WRITTEN NOTICE OF THE EMPLOYEE'S REVOCATION WITHIN THE SEVEN (7)-DAY REVOCATION PERIOD.

15.  Effective Date of Agreement. This Agreement becomes effective on the eighth
     (8th) day after the Employee signs and returns it to the Company, provided the Employee has not revoked this Agreement pursuant to Section 14.

16. No Reliance. The parties acknowledge that they execute this Agreement in reliance on their own personal knowledge, and are not relying on any representation or promise made by any other party that is not contained in this Agreement.

17. Entire Agreement. This Agreement contains the entire agreement between the parties concerning the subject matter of this Agreement and supersedes all prior negotiations, agreements, or understandings between the parties
     (including, without limitation, Sections 1 through 7 of the Employment Agreement), except that any obligations of the Employee to the Company, under any agreement, policy, or other document in force on the Separation Date, that by their terms apply after the termination of his employment shall survive the execution of this Agreement and continue in full force and effect (including, without limitation, Sections 8 and 9 of the Employment Agreement). No promises or oral or written statements have been made to the Employee other than those in this Agreement. If any portion of this Agreement is found to be unenforceable, all other portions that can be separated from it, or appropriately limited in scope, shall remain fully valid and enforceable.

18. Notice. Any notice to be given under this Agreement shall be in writing and delivered personally, sent by a nationally recognized courier service or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give written notice of under this Agreement:

     If to Employee, to:

     Mr. John H. Casey, III 14 Red Oak Lane Ridgefield, CT 06877

     If to the Company, to:

     Hilary E. Glassman, Esq.
     Senior Vice President, General Counsel, & Secretary
     Citizens Communications Company
     Three High Ridge Park
     Stamford, Connecticut 06905

     Any party may serve process in any matter relating to this Agreement in the same manner.

19. Governing Law. This Agreement shall be governed by the substantive laws of the State of Connecticut without regard to conflicts of law principles.

20. Headings. All descriptive headings of sections in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to any such heading.

21. Inducement. To induce the Company to provide the Employee the consideration recited in this Agreement, the Employee voluntarily executes this Agreement, acknowledges that the only consideration for executing this Agreement is that recited in this Agreement, and that no other promise, inducement, threat, agreement, or understanding of any kind has been made by anyone to cause the Employee to execute this Agreement. The Employee acknowledges and agrees that this Separation Agreement and Release is being executed pursuant to the terms of the Employment Agreement.

THE EMPLOYEE UNDERSTANDS THIS AGREEMENT CONTAINS A FINAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AND THAT THE EMPLOYEE CAN MAKE NO FURTHER CLAIM OF ANY KIND AGAINST THE COMPANY OR ANY OF THE OTHER RELEASED PARTIES ARISING OUT OF ACTIONS OCCURRING THROUGH THE DATE THE EMPLOYEE EXECUTES THIS AGREEMENT.

THE EMPLOYEE AGREES THAT THE EMPLOYEE READ AND UNDERSTANDS THIS AGREEMENT, AND IS ENTERING INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY AND WITHOUT ANY COERCION.


/s/ John H. Casey, III                              Date:  November 15, 2007
----------------------
John H. Casey, III


CITIZENS COMMUNICATIONS COMPANY


By:/s/ Mary Agnes Wilderotter                        Date:  November 15, 2007
   -----------------------------------------
Title: Chief Executive Officer